Exhibit 99.1

CITIZENS HOLDING COMPANY JOINS RUSSELL 3000 INDEX

PHILADELPHIA, MISSISSIPPI (June 30, 2009) – Citizens Holding Company (NASDAQ: CIZN), joined the broad-market Russell 3000® Index when Russell Investments reconstituted its comprehensive set of U.S. and global equity indexes on June 26, according to a list of additions posted on www.russell.com.

Annual reconstitution of Russell’s U.S. indexes captures the 4,000 largest U.S. stocks as of the end of May, ranking them by total market capitalization. Membership in the Russell 3000, which remains in place for one year, means automatic inclusion in the large-cap Russell 1000® Index or small-cap Russell 2000® Index as well as the appropriate growth and value style indexes. Russell determines membership for its equity indexes primarily by objective, market-capitalization rankings and style attributes.

The Russell 3000 also serves as the U.S. component to the Russell Global Index, which Russell launched in 2007.

Russell indexes are widely used by investment managers and institutional investors for index funds and as benchmarks for both passive and active investment strategies. An industry-leading $4 trillion in assets currently are benchmarked to them. These investment tools originated from Russell’s multi-manager investment business in the early 1980s when the company saw the need for a more objective, market-driven set of benchmarks in order to evaluate outside investment managers.

Total returns data for the Russell 3000 and other Russell Indexes is available at http://www.russell.com/Indexes/performance/default.asp.

About Russell:

Russell Investments provides strategic advice, world-class implementation, state-of-the-art performance benchmarks and a range of institutional-quality investment products. Russell has $136 billion in assets under management as of March 31, 2009, and serves individual, institutional and advisor clients in more than 40 countries. Founded in 1936, Russell is a subsidiary of The Northwestern Mutual Life Insurance Company.

About Citizens Holding Company:

Citizens Holding Company is a one-bank holding company and the parent company of The Citizens Bank of Philadelphia, Mississippi, both headquartered in Philadelphia, Mississippi. The Bank currently has 23 banking locations in ten counties in East Central and South Mississippi. The Bank is in the process of opening a loan production office in Biloxi, Mississippi. In addition to full service commercial banking, Citizens Holding Company offers mortgage loans, title insurance services through its subsidiary, Title Services, LLC, and a full range of Internet banking services including online banking, bill pay and cash management services for businesses. Internet services are available at the Bank web site, www.thecitizensbankphila.com. Citizens Holding Company stock is listed on The NASDAQ Global Market and is traded under the symbol CIZN. The Company’s transfer agent is American Stock Transfer & Trust Company. Information about Citizens Holding Company may be obtained by accessing its corporate website at www.citizensholdingcompany.com.

Forward-Looking Statements

This release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this release regarding the Company’s financial position, results of operations, business strategies, plans, objectives and expectations for future operations are forward looking statements. All forward-looking statements involve risk and uncertainty and a number of factors could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements. Those factors include, but are not limited to, interest rate fluctuations, regulatory changes, portfolio performance and other factors discussed in our recent filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Contact:

Citizens Holding Company, Philadelphia

Robert T. Smith, 601/656-4692

rsmith@tcbphila.com